Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Intellicheck, Inc. on Form S-8 to be filed on or about May 28, 2019 of our report dated March 21, 2019, on our audits of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years then ended, which report is included in the Annual Report on Form 10-K filed March 21, 2019.

/s/ EISNERAMPER LLP

EISNERAMPER LLP

Iselin, New Jersey

May 28, 2019